UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021 (November 30, 2021)

Hawkeye Acquisition, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-05128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa	50309-3023
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (515) 284-3000

Former name or former address, if changed since last report: Meredith Corporation

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1	MDP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of Material Definitive Agreements.

On December 1, 2021 (the “Closing Date”), Hawkeye Acquisition, Inc. (f/k/a Meredith Corporation), a Delaware corporation (“Meredith” or the “Company”), repaid in full (except for existing contingent reimbursement obligations under certain existing letters of credit which were cash collateralized or otherwise backstopped) all indebtedness and other amounts outstanding and owing under that certain credit agreement, dated as of January 31, 2018 (and as thereafter amended, the “Credit Agreement”), by and among Meredith, as borrower, certain of its subsidiaries as guarantors, various lenders from time to time party thereto, and Royal Bank of Canada, as Administrative Agent and Collateral Agent and terminated the Credit Agreement. Meredith paid an aggregate of $1,479,586,908.40 to repay all amounts due with respect to termination of the Credit Agreement, inclusive of prepayment premiums. In connection with the termination of the Credit Agreement, all other related loan documents were terminated and all liens and encumbrances granted by Meredith and its subsidiaries in favor of the Collateral Agent were terminated and released.

On the Closing Date, Meredith also (i) redeemed all of its outstanding (a) 6.875% Senior Unsecured Notes due February 1, 2026 (the “2026 Senior Notes”) issued under that certain Indenture dated January 31, 2018, among Meredith, certain subsidiaries of Meredith party thereto as subsidiary guarantors and U.S. Bank National Association, as supplemented by the First Supplemental Indenture, dated January 31, 2018, among Meredith, certain subsidiaries of Meredith party thereto as subsidiary guarantors and U.S. Bank National Association (the “2026 Senior Notes Indenture”) and (b) 6.500% Senior Secured Notes due July 1, 2025 (the “2025 Senior Notes”) issued under that certain Indenture dated June 29, 2020, among Meredith, certain subsidiaries of Meredith party thereto as subsidiary guarantors and U.S. Bank National Association (the “2025 Senior Notes Indenture”) and (ii) terminated and discharged the 2026 Senior Notes Indenture and the 2025 Senior Notes Indenture. Meredith paid an aggregate redemption price of (i) $328,151,786.81 with respect to the outstanding 2025 Senior Notes and (ii) $1,081,551,052.21 with respect to the outstanding 2026 Senior Notes, in each case, inclusive of any Applicable Premium (as defined in the 2026 Senior Notes Indenture and the 2025 Senior Notes Indenture, respectively). In connection with the termination and discharge of the 2026 Senior Notes Indenture and the 2025 Senior Notes Indenture, all related note documents were terminated and, with respect to the 2025 Senior Notes Indenture, all liens and encumbrances granted by Meredith and its subsidiaries in favor of the Collateral Agent (as defined in the 2025 Senior Notes Indenture) were terminated and released.

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously disclosed, on May 3, 2021, Meredith, Gray Television, Inc., a Georgia corporation (“Gray”), and Gray Hawkeye Stations, Inc., a Delaware corporation and wholly owned subsidiary of Gray (“Gray Merger Sub”), entered into an Agreement and Plan of Merger (the “Gray Merger Agreement”), as amended on June 2, 2021 and October 6, 2021, pursuant to which the parties thereto agreed to effect the acquisition of the Company by Gray through the merger of Gray Merger Sub with and into the Company (the “Gray Merger”), with the Company surviving the Gray Merger as a wholly owned subsidiary of Gray. The parties agreed to effect the Gray Merger immediately after and subject to the consummation of a distribution by the Company to its shareholders, on a one-to-one basis, of the issued and outstanding capital stock of Meredith Holdings Corporation, an Iowa corporation and newly formed wholly owned subsidiary of the Company (“Meredith Holdings”) (which holds the Company’s national media group, MNI and People TV businesses and corporate segments), with the Company’s local media group segment remaining with the Company, in accordance with the terms of the Separation and Distribution Agreement (the “Separation and Distribution Agreement”), by and among Meredith, Meredith Holdings and Gray, dated as of May 3, 2021, as amended May 18, 2021, June 3, 2021 and October 6, 2021 (collectively, the “Spin-Off”). A copy of the Gray Merger Agreement and Amendment No. 1 thereto are attached as Exhibits 2.1 and 2.2 hereto, respectively, and a copy of the Separation and Distribution Agreement and Amendment No. 2 thereto are attached as Exhibits 2.3 and 2.4 hereto, respectively, and a copy of the Amendment and Consent, by and among the Company, Meredith Holdings, Gray, Gray Merger Sub and Dotdash (as defined below), dated as of October 6, 2021, which amended the Gray Merger Agreement and the Separation and Distribution Agreement, is attached as Exhibit 2.5 hereto.

As previously disclosed, on October 6, 2021, the Company, Meredith Holdings, Dotdash Media Inc., a Delaware corporation (f/k/a About, Inc.) (“Dotdash”), and, solely for the limited purposes set forth therein, IAC/InterActiveCorp, a Delaware corporation (“IAC”), entered into an Agreement and Plan of Merger (the “Dotdash Merger Agreement”), as supplemented by a Joinder, dated October 8, 2021, by Mercury Sub Inc., an Iowa corporation (“Dotdash Merger Sub”), pursuant to which the parties thereto agreed to, subsequent to the consummation of the Spin-Off, effect the acquisition of Meredith Holdings by Dotdash through the merger of Dotdash Merger Sub with and into Meredith Holdings (the “Dotdash Merger”), with Meredith Holdings surviving the Dotdash Merger as a wholly owned subsidiary of Dotdash. A copy of the Dotdash Merger Agreement is attached as Exhibit 2.6 hereto.

The Spin-Off

In accordance with the terms of the Gray Merger Agreement, as amended, and the Separation and Distribution Agreement, as amended, on the Closing Date, the Spin-Off was consummated (such time of consummation, the “Spin-Off Effective Time”), pursuant to which the Company distributed the issued and outstanding shares of Meredith Holdings to the Company’s shareholders on a one-to-one basis.

The Gray Merger

In accordance with the terms of the Gray Merger Agreement, as amended, the Gray Merger was consummated shortly after the Spin-Off Effective Time (such time, the “Gray Merger Effective Time”), pursuant to which each share of Common Stock, par value $1.00 per share, of the Company (“Meredith Common Stock”) and Class B Common Stock, par value $1.00 per share, of the Company (“Meredith Class B Stock”, and together with the Common Stock, the “Meredith Stock”), other than shares (i) canceled in accordance with Section 2.6(a) of the Gray Merger Agreement and (ii) subject to the provisions of Section 2.8 of the Gray Merger Agreement regarding dissenting shares of Meredith Class B Stock, were automatically converted into the right to receive $16.99 in cash, without interest and subject to any required withholding of taxes (the “Gray Merger Consideration”).

At the Gray Merger Effective Time, (i) each in-the-money option (as adjusted) with respect to Meredith Common Stock outstanding and unexercised immediately prior to the Gray Merger Effective Time, whether or not then vested or exercisable, (ii) each restricted stock unit award with respect to Meredith Common Stock outstanding immediately prior to the Gray Merger Effective Time, and (iii) each share of the Company’s restricted stock and each right of any other kind, contingent or accrued, to receive shares of Meredith Common Stock or benefits measured in whole or in part by the value of a number of shares of Meredith Common Stock granted by the Company (including stock equivalent units, phantom units, deferred stock units, stock equivalents and dividend equivalents) outstanding immediately prior to the Gray Merger Effective Time, was automatically and without any action on the part of the holder thereof cancelled, and only entitled the holder thereof to receive such holder’s portion of the Gray Merger Consideration, if any, as set forth in the Gray Merger Agreement, as amended.

The aggregate consideration paid by Gray in the Gray Merger to the Company’s shareholders was approximately $830 million.

The description of the Gray Merger set forth above does not purport to be complete and is qualified in its entirety by reference to the Gray Merger Agreement and Separation and Distribution Agreement, as well as certain amendments thereto, filed as Exhibits 2.1, 2.2, 2.3, 2.4 and 2.5 hereto, which are incorporated herein by reference.

The Dotdash Merger

In accordance with the terms of the Dotdash Merger Agreement, the Dotdash Merger was consummated shortly after the Gray Merger Effective Time (the “Dotdash Merger Effective Time”), pursuant to which each share of Common Stock, par value $1.00 per share, of Meredith Holdings (“Meredith Holdings Common Stock”) and Class B Common Stock, par value $1.00 per share, of Meredith Holdings (“Meredith Holdings Class B Stock”, and together with the Common Stock, the “Meredith Holdings Stock”), other than shares canceled in accordance with Section 2.5(a) of the Dotdash Merger Agreement, was automatically converted into the right to receive $42.18 in cash, without interest and subject to any required withholding of taxes (the “Dotdash Merger Consideration”).

At the Dotdash Merger Effective Time, (i) each in-the-money option (as adjusted) with respect to Meredith Holdings Common Stock outstanding and unexercised immediately prior to the Dotdash Merger Effective Time, whether or not then vested or exercisable, (ii) each restricted stock unit award with respect to Meredith Holdings Common Stock outstanding immediately prior to the Dotdash Merger Effective Time, and (iii) each share of Meredith Holdings’ restricted stock and each right of any other kind, contingent or accrued, to receive shares of Meredith Holdings Common Stock or benefits measured in whole or in part by the value of a number of shares of Meredith Holdings Common Stock granted by Meredith Holdings (including stock equivalent units, phantom units, deferred stock units, stock equivalents and dividend equivalents) outstanding immediately prior to the Dotdash Merger Effective Time, was automatically and without any action on the part of the holder thereof cancelled, and only entitle the holder thereof to receive such holder’s portion of the Dotdash Merger Consideration, if any, as set forth in the Dotdash Merger Agreement.

The description of the Dotdash Merger set forth above does not purport to be complete and is qualified in its entirety by reference to the Dotdash Merger Agreement, a copy of which is filed as Exhibit 2.6 hereto and incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth in Item 2.01 above is incorporated herein by reference.

In connection with the closing of the Gray Merger, on December 1, 2021 the Company (i) notified The New York Stock Exchange (“NYSE”) that the Gray Merger had been consummated and (ii) requested that NYSE (x) suspend trading of the shares of Meredith Common Stock prior to market open on December 2, 2021, (y) halt trading prior to market open on December 2, 2021 and withdraw the shares of Meredith Common Stock from listing on NYSE and (z) file with the Securities and Exchange Commission (“SEC”) a Form 25 Notification of Removal from Listing and/or Registration to delist Meredith Stock from NYSE and deregister Meredith Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a Form 15 under the Exchange Act with the SEC requesting the deregistration of its Meredith Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modifications to Rights of Security Holders

The information set forth in Item 2.01 and Item 3.01 above and Item 5.01, Item 5.02 and Item 5.03 below is incorporated herein by reference.

At the Gray Merger Effective Time, as a result of the Gray Merger, each holder of shares of Meredith Stock issued and outstanding immediately prior to the Gray Merger Effective Time ceased to have any rights as shareholders of the Company (other than the right (except in the case of shares (i) canceled in accordance with Section 2.6(a) of the Gray Merger Agreement and (ii) subject to the provisions of Section 2.8 of the Gray Merger Agreement, regarding dissenting shares of Meredith Class B Stock) to receive the Gray Merger Consideration).

Item 5.01	Changes in Control of Company

The information set forth in Item 2.01 and Item 3.01 above and Item 5.02 below is incorporated herein by reference.

As a result of the consummation of the Gray Merger, a change in control of the Company occurred. Following the consummation of the Gray Merger, the Company became a wholly owned subsidiary of Gray.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 2.01 above is incorporated herein by reference.

In connection with the consummation of the Gray Merger, as of the Gray Merger Effective Time, each of Donald A. Baer, Donald C. Berg, Gregory G. Coleman, D. Mell Meredith Frazier, Thomas H. Harty, Beth J. Kaplan, Paula A. Kerger, Christopher Roberts III, and Elizabeth E. Tallett resigned from the Company’s board of directors and each committee thereof. These resignations were not a result of any disagreement between the Company and the directors on any matter relating to the Company’s operations, policies or practices.

Also, as of the Gray Merger Effective Time and pursuant to the terms of the Gray Merger Agreement, as amended, (i) the directors of Gray Merger Sub immediately prior to the Gray Merger Effective Time, Hilton H. Howell, Jr., D. Patrick LaPlatney and Kevin P. Latek, became the directors of the Company, and (ii) the following individuals, who were officers of Gray Merger Sub immediately prior to the Gray Merger Effective Time, were appointed to the offices of the Company set forth opposite their names below:

Kevin P. Latek - President

James C. Ryan - Treasurer

Ellenann Yelverton - Secretary

Robin Collins - Vice President, Tax

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 2.01 above is incorporated herein by reference.

At the Gray Merger Effective Time, the Company’s articles of incorporation and bylaws were amended and restated in their entirety. Copies of the Company’s amended and restated articles of incorporation and the Company’s amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, hereto, each of which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 30, 2021, the Company held a special meeting of shareholders (the “Special Meeting”) to (i) vote upon a proposal to adopt the Gray Merger Agreement, as amended (“Gray Merger Proposal”), (ii) to consider and vote, on an advisory basis, upon a proposal to approve the compensation that Company’s named executive officers may receive in connection with the Gray Merger contemplated by the Gray Merger Agreement, as amended (“Advisory Compensation Proposal”) and (iii) to vote to adjourn the Special Meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to adopt the Gray Merger Agreement, as amended (“Adjournment Proposal”). As there were sufficient affirmative shareholder votes at the time of the Special Meeting to approve the Gray Merger Proposal, the Adjournment Proposal was rendered moot.

The Gray Merger Proposal received the following votes:

Class of Securities	Votes For	Votes Against	Abstain
Common Stock	30,704,987.619	23,726.549	58,635.781
Class B Stock	49,476,360.000	33,840.000	8,760.000
Total	80,181,347.619	57,566.549	67,395.781

Based on the votes set forth above, the shareholders approved the Gray Merger Proposal.

The Advisory Compensation Proposal received the following votes:

Class of Securities	Votes For	Votes Against	Abstain
Common Stock	9,761,348.381	20,730,444.008	295,557.560
Class B Stock	49,459,810.000	50,390.000	8,760.000
Total	59,221,158.381	20,780,834.008	304,317.560

Based on the votes set forth above, the shareholders approved the Advisory Compensation Proposal.

Item 7.01	Regulation FD Disclosure.

On November 30, 2021, the Company issued a press release announcing that the Gray Merger Proposal was approved by its shareholders. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the SEC made by the Company, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On December 1, 2021, in consideration of the closing of the Gray Merger and as contemplated by the Company’s definitive proxy statement dated October 27, 2021 with respect to the Company’s 2021 Annual Meeting of Shareholders (the “Annual Meeting”), the board of directors of the Company canceled the Annual Meeting, previously scheduled for December 29, 2021.

Item 9.01	Financial Statements and Exhibits

    (d)     Exhibits

2.1	Agreement and Plan of Merger, dated as of May 3, 2021, by and among Gray Television, Inc., Gray Hawkeye Stations, Inc. and Meredith Corporation, incorporated by reference to the Current Report on Form 8-K filed by Meredith Corporation on May 3, 2021 (File No. 001-05128).

2.2	Amendment No. 1 to the Agreement and Plan of Merger, dated as of June 2, 2021, by and among Gray Television, Inc., Gray Hawkeye Stations, Inc. and Meredith Corporation, incorporated by reference to the Current Report on Form 8-K filed by Meredith Corporation on June 3, 2021 (File No. 001-05128).

2.3	Separation and Distribution Agreement, dated as of May 3, 2021, by and among Meredith Holdings Corporation, Meredith Corporation and Gray Television, Inc, incorporated by reference to the Current Report on Form 8-K filed by Meredith Corporation on May 3, 2021 (File No. 001-05128).

2.4	Amendment No. 2 to the Separation and Distribution Agreement, dated as of June 2, 2021, by and among Meredith Holdings Corporation, Meredith Corporation and Gray Television, Inc. (which supersedes the Amendment No. 1 to the Separation and Distribution Agreement), incorporated by reference to the Current Report on Form 8-K filed by Meredith Corporation on June 3, 2021 (File No. 001-05128).

2.5	Amendment and Consent, dated as of October 6, 2021, by and among Meredith Corporation, Meredith Holdings Corporation, Gray Television, Inc., Gray Hawkeye Stations, Inc. and About, Inc. (now known as Dotdash Media Inc.), incorporated by reference to the Current Report on Form 8-K filed by Meredith Corporation on October 6, 2021 (File No. 001-05128).

2.6	Agreement and Plan of Merger, dated as of October 6, 2021, among Meredith Corporation, Meredith Holdings Corporation, About, Inc. (now known as Dotdash Media Inc.) and, for certain limited purposes set forth therein, IAC/InterActiveCorp, incorporated by reference to the Current Report on Form 8-K filed by Meredith Corporation on October 6, 2021 (File No. 001-05128).

3.1	Amended and Restated Articles of Incorporation of Meredith Corporation.

3.2	Amended and Restated Bylaws of Meredith Corporation.

99.1	Press Release issued November 30, 2021 by Meredith Corporation Relating to Special Meeting Results.**

104	Cover Page Interactive Data File (formatted as Inline XBRL)

**	Furnished pursuant to Item 7.01 of Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Hawkeye Acquisition, Inc. f/k/a Meredith Corporation

By:	/s/ James C. Ryan
Name:	James C. Ryan
Title:	Treasurer

Date: December 1, 2021